EXHIBIT 4.5

                               AMENDMENT NO. 1 TO
                     CLASS B CERTIFICATE PURCHASE AGREEMENT

            THIS AMENDMENT NO. 1, dated as of October 16, 1998 by and among SRI RECEIVABLES PURCHASE CO., INC., a Delaware corporation ("SRPC"), individually and as Transferor (as defined below), SPECIALTY RETAILERS, INC., a Texas corporation ("SRI"), individually and as Servicer (as defined below), the CLASS B PURCHASERS parties hereto (collectively, the "CLASS B Purchasers") and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its New York Branch ("CSFB"), as Class B Agent and as Facility Agent (each as defined below).

                             W I T N E S S E T H:

            WHEREAS, the parties hereto are parties to the Class B Certificate Purchase Agreement, dated as of December 3, 1997, as modified by the increase and extension of commitment thereunder dated as of September 28, 1998 (as so modified, the "CERTIFICATE PURCHASE AGREEMENT"; terms used in this Amendment and not otherwise defined herein being used as defined in, or for purposes of, the Certificate Purchase Agreement), relating to the purchase by the Class B Purchasers of the Class B Initial Invested Amount and from time to time of Additional Class B Invested Amounts in respect of the Class B Variable Funding Certificates, Series 1997-1 issued by the SRI Receivables Master Trust; and

            WHEREAS, the Transferor has requested that the Class B Purchasers consent to a proposed Amended and Restated Supplement to be dated as of October 16, 1998, which would amend and, as so amended, restate the Supplement (as so amended and restated, the "RESTATED SUPPLEMENT"); and

            WHEREAS, pursuant to the Restated Supplement, the Trust proposes to issue its Class B-2 Variable Funding Certificates, Series 1997-1 (the "CLASS B-2 CERTIFICATES"), which would be sold to certain purchasers (the "CLASS B-2 PURCHASERS") pursuant to a Class B-2 Certificate Purchase Agreement, dated as of October 16, 1998, among SRPC, individually and as Transferor, SRI, individually and as Servicer, the Class B-2 Purchasers, CSFB, as Class B-2 Agent (in such capacity, the "CLASS B-2 AGENT"), and the Facility Agent; and

            WHEREAS, in connection with the Restated Supplement and the issuance of the Class B-2 Certificates, the Transferor has requested that the other parties hereto amend the Certificate Purchase Agreement in certain respects and that the Class B Purchasers, the Class B Agent and the Facility Agent consent to the amendments to and restatement of the Supplement set forth in the Restated Supplement; and
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            WHEREAS, the other parties hereto are willing to consent to such amendments and to such restatement on the terms and conditions provided for herein;
            NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

I.                SECTION      AMENDMENTS TO SECTION 1.1.

A. The definition of "Related Documents" contained in Section 1.1 is hereby amended and restated to read in its entirety as follows:

                        "RELATED DOCUMENTS" shall mean, collectively, this
            Agreement (including the Class B Fee Letter and all Joinder Supplements and Transfer Supplements), the Class A Purchase Agreement, the Class B-2 Purchase Agreement, the Master Pooling and Servicing Agreement, the Supplement, the Series 1997-1 Certificates, the Receivables Purchase Agreement and the Receivables Transfer Agreement.

A. The following definitions are hereby added to Section 1.1 of the Certificate Purchase Agreement in their appropriate alphabetical order:

                        "CLASS B-2 CERTIFICATE PURCHASE AGREEMENT" shall mean
            the Class B-2 Certificate Purchase Agreement, dated as of October 16, 1998 among SRPC, individually and as Transferor, SRI, individually and as Servicer, the Class B-2 Purchasers parties thereto, the Class B-2 Agent referred to therein and the Facility Agent, as amended, modified or otherwise supplemented from time to time.

                        "CLASS B-2 CERTIFICATES" shall mean the Trust's Class
            B-2 Variable Funding Certificates, Series 1997-1.

                        "GRANITE" shall mean Granite National Bank, N.A., a
            national banking association, which is a subsidiary of Stage.

                        "RECEIVABLES TRANSFER AGREEMENT" shall mean the
            Receivables Transfer Agreement, dated as of August 1, 1998, between SRI, as purchaser, and Granite, as transferor, as the same may from time to time be amended or otherwise modified.
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I. SECTION AMENDMENT TO SUBSECTION 3.2. Subsection 3.2(d) of the Certificate
Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  (d) after giving effect to such purchase, the sum of the Class B-2 Invested Amount and the Class C Invested Amount shall equal not less than the greater of (i) 17.5% of the Invested Amount on the applicable Purchase Date and (ii) 5% of the highest Invested Amount during the 180 days preceding such Purchase Date;

I. SECTION AMENDMENT TO SECTION 4.2. Subsection (m) of Section 4.2 of the Certificate Purchase Agreement is hereby replaced by the following new subsections (m) and (n):

                  (m) The representations and warranties of Granite set forth in
      Section 4.02 and 4.03 of the Receivables Transfer Agreement are true and correct in all material respects.

                  (n) All written factual information heretofore furnished by SRPC, SRI, Granite or Stage to, or for delivery to, the Class B Agent for purposes of or in connection with this Agreement, including information relating to the Accounts, the Receivables and the credit card business of SRPC, SRI or Granite, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

I.                SECTION     AMENDMENTS TO SECTION 5.1.

A.                      Subsection   5.1(e)   of  the   Certificate   Purchase
Agreement is hereby amended and restated to read as follows:

                        (e) SRI shall furnish to the Class B Agent (i) promptly
            when publicly available, the annual (audited) and quarterly (unaudited) consolidated and consolidating financial statements of each of Stage and SRPC, the publicly available portions of Granite's quarterly and annual consolidated reports of condition and income and such other publicly available financial information, if any, as to Stage, SRI, Granite or SRPC as the Class B Agent may request, and
            (ii) promptly after known to SRI, information with respect to any action, suit or proceeding involving SRI or any of its Affiliates by or before any court or any Governmental Authority which, if adversely determined, would
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            materially adversely affect the business, results of operation or financial condition of SRPC, SRI or Granite;

A.                      Subsection   5.1(k)   of  the   Certificate   Purchase
Agreement is hereby amended and restated to read as follows:

                        (k) the Transferor and the Servicer shall timely make
            all payments, deposits or transfers and give all instructions to transfer required by this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and the Receivables Transfer Agreement;

I. SECTION AMENDMENT TO SECTION 6.1. Section 6.1 of the Certificate Purchase Agreement is hereby amended and restated to read as follows:

                    6.1 COVENANTS OF SRPC, ETC. SRPC, SRI, the Transferor and the Servicer shall hold in confidence, and not disclose to any Person, the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of the Required Class B-2 Purchasers and Class B-2 Agent, or (iii) to the extent SRPC, SRI, Granite, the Transferor or the Servicer or any Affiliate of either of them should be required by any law or regulation applicable to it or requested by any Governmental Authority to disclose such information; PROVIDED, that, in the case of clause (iii), SRPC, the Transferor, SRI, Granite or the Servicer, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Class B Agent of its intention to make any such disclosure prior to making such disclosure.

I.                SECTION     AMENDMENTS TO ARTICLE 7.

A. Sections 7.3, 7.6 and 7.7 of the Certificate Purchase Agreement are hereby amended to add "Granite," after "SRI," each time such word appears therein.

A.                      Subsection   7.9(b)   of  the   Certificate   Purchase
Agreement is hereby amended and restated to read as follows:

                        (b) The Facility Agent may resign as Facility Agent upon
            ten days' notice to the Class B Purchasers, the Class A Purchasers (as defined in the Class A Certificate Purchase Agreement), the Class B-2 Purchasers (as defined in the Class B-2 Certificate Purchase Agreement), the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a
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            successor agent succeeding to the rights, powers and duties of the
            Facility Agent pursuant to this subsection 7.9(b). If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Class B Purchasers and the Required Class B Owners shall appoint from among the Committed Class B Purchasers hereunder or the Committed Class A Purchasers under the Class A Certificate Purchase Agreement a successor Facility Agent of the Class A Certificateholders and the Class B Certificateholders as provided in the Supplement; PROVIDED that no such appointment shall be effective unless such successor is also appointed as successor Facility Agent under the Class B Certificate Purchase Agreement and the Class B-2 Certificate Purchase Agreement. The successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term "Facility Agent" shall mean such successor agent effective upon its appointment, and the former Facility Agent's rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. After the retiring Facility Agent's resignation as Facility Agent, the provisions of this
            Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.

I. SECTION CONSENT. Each Class B Purchaser, Alpine Securitization Corp., as the Class B Owner and the Class B Agent hereby consent to the Restated Supplement and to the issuance of the Class B-2 Certificates thereunder and hereby direct the Facility Agent to consent thereto. The Class B Agent hereby certifies that its records reflect that Alpine Securitization Corp. is the sole Class B Owner.

I. SECTION REPRESENTATIONS AND WARRANTIES. In order to induce each Class B Purchaser, the Class B Agent and the Facility Agent to enter into this Amendment and to grant the consent set forth in Section 7 above,

A. SRPC hereby confirms that, after giving effect to this Amendment and the Restated Supplement and to the transactions contemplated by the Class B-2 Certificate Purchase Agreement, its representations and warranties set forth or referred to in the Certificate Purchase Agreement are true and correct in all material respects as of the date hereof, as though made on and as of such date, and that no event or condition which of itself or with the giving of notice or the lapse of time or both would constitute a Termination Event has occurred and is continuing; and

A. SRI hereby confirms that, after giving effect to this Amendment and the Restated Supplement and to the transactions contemplated by the Class B-2 Certificate Purchase Agreement, its representations and warranties set forth or referred to in the Certificate Purchase Agreement are true and correct in all material respects as of the date hereof, as though made on and as of such date, and that no event or
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condition which of itself or with the giving of notice or the lapse of time or both would constitute a Termination Event has occurred and is continuing.

I.                SECTION     MISCELLANEOUS.

A. As amended by this Amendment, the Certificate Purchase Agreement is in all respects ratified and confirmed, and the Certificate Purchase Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument.

A. This Amendment shall be effective as of the date first above written when executed by SRPC, SRI, each Class B Purchaser, the Class B Owner, the Class B Agent and the Facility Agent, subject to (i) the satisfaction of the conditions precedent set forth in Section 3.1 of the Class B-2 Certificate Purchase Agreement, and (ii) receipt by the Class B Agent of executed copies of all opinions, certificates, letters and other documents required under Section 3.1 of the Class B-2 Certificate Purchase Agreement to be delivered to the Class B-2 Agent (each such opinion, unless otherwise agreed to by the Class B Agent, to be addressed to the Class B Agent on behalf of the Class B Purchasers and the Facility Agent or accompanied by a letter providing that the Class B Agent on behalf of the Class B Purchasers and the Facility Agent may rely on such opinion as if it were addressed to it), and such additional documents, instruments, certificates or letters as the Class B Agent may reasonably request.

A. This Amendment shall be binding upon and inure to the benefit of SRPC, SRI, the Transferor, the Servicer, the Class B Agent, the Facility Agent, the Class B Purchasers, any Assignee and their respective successors and assigns, subject to the provisions of Sections 8.1 and 9.4 of the Certificate Purchase Agreement.

A. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

A. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

A. This Amendment may be amended from time to time only if the conditions set forth in Section 9.1 of the Certificate Purchase Agreement are satisfied.

A. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE
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WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW
PROVISIONS.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                              SRI RECEIVABLES PURCHASE CO., INC.,
                                individually and as Transferor

                              By: /s/ MARK A. HESS
                                  Name: Mark A. Hess
                                  Title: Treasurer


                              SPECIALTY RETAILERS, INC.,
                                individually and as Servicer

                             By: /s/ JAMES A. MARCUM
                                 Name: James A. Marcum
                                 Title: Vice Chairman and
                                        Chief Financial Officer
                                        (principal financial and
                                        accounting officer)


                              CREDIT SUISSE FIRST BOSTON,
                                 NEW YORK BRANCH, as Class B Agent
                                 and as Facility Agent

                              By: /s/ DENNIS J. KNITOWSKI
                                  Name: Dennis J. Knitowski
                                  Title: Associate

                              By: /s/ ALBERTO ZONCA
                                  Name: Alberto Zonca
                                  Title: Associate

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THE FOREGOING IS HEREBY
CONSENTED TO:

ALPINE SECURITIZATION CORP.
  as a Class B Purchaser and as Class B Owner

By Credit Suisse First Boston, New York Branch, its attorney-in-fact


By: /s/ AIMEE SEVILLA
    Name: Aimee Sevilla
    Title: Associate


By: /s/ MARGOTH PILLA
    Name: Margoth Pilla
    Title: Vice President

CREDIT SUISSE FIRST BOSTON,
  NEW YORK BRANCH, as Class B Purchaser



By: /s/ DENNIS J. KNITOWSKI
    Name:
    Title: Associate


By: /s/ ALBERTO ZONCA
    Name:
    Title: Associate